UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 19, 2014

LINGAS VENTURES, INC.
 (Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-179390	99-0372219
(Commission File Number)	(IRS Employer Identification No.)

3240 W 71st Ave, Unit 5
Westminster CO 80030
 (Address of Principal Executive Offices, Zip Code)

720-319-5602
 (Registrant's Telephone Number, Including Area Code)

469 Pujols Avenue, Fort Benafacio, Manila, Philippines
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5. Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

On March 19, 2014, John Ngitew and Grace Parinas, the principals shareholders of Lingas Ventures, Inc. (the “Company”), entered into a Stock Purchase Agreement which provided for the sale of 145,000,000 shares of common stock of the Company (the “Purchased Shares”) to Eric Hagen (49,000,000 shares); Jonathan Hunt (48,000,000 shares) and Steven Brandt (48,000,000 shares) (collectively, the “Purchaser”). The consideration paid for the Purchased Shares, which represent 50% of the issued and outstanding share capital of the Company on a fully-diluted basis, was $21,750. The source of the cash consideration for the Purchased Shares was personal funds of the Purchasers. In connection with the transaction, Mr. Ngitew released the Company from all debts owed to him.

There are no arrangements or understandings among members of both the former and new control persons and their associates with respect to the election of directors of the Company or other matters.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of March 19, 2014, in connection with the disposition of the Purchase Shares, both John Ngitew and Grace Parinas resigned from all their respective positions as officers of the Company, effectively immediately. Ms. Parinas resigned as a director and Mr. Ngitew will resign as a director of the Company effective as of ten (10) days after the delivery to the shareholders of the Company of an Information Statement pursuant to Rule 14f-1. The Board of Directors of the Company elected Eric Hagen as President and Chief Executive Officer, Jonathan Hunt as Vice President and Secretary and Steven Brandt as Vice President and Treasurer. Mr. Hunt was appointed as a director effective immediately, and Messrs Hunt and Brandt were also appointed as directors of the Company, effective as of ten (10) days after the delivery to the shareholders of the Company of the Information Statement, to serve until their respective successors are duly appointed and qualified.

Eric Hagen, age 31, has been a Marketing Manager at Classified Verticals since October 2013. From January 2012 through December 2012, he was a Sales Manager at Western Agency.Mr Hagen was an Advertising agent for DEX Media Corporation from March 2008 through June 2011.

Jonathan Hunt, age 41, has been an electrician for the IBEW since 1998.

Steve Brandt, age 42, has been the owner and operator of The Cooler Company, a company which supplies and installs HVAC equipment in residential and commercial properties, for the last 18 years. In 2005 The Cooler Company filed for Chapter 11 bankruptcy, which was discharged in August 2005. Mr. Brandt is also the owner of Colorado Box Company, a company which manufactures furnace filter boxes for residential furnaces.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

Exhibit 10.1	Stock Purchase Agreement dated March 19, 2014, among John Ngitew, Grace Parinas and the signatories thereto.

Exhibit 10.2	Release executed by John Ngitew

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINGAS VENTURES, INC.

Date: March 21, 2014	By:	/s/ Eric Hagen
	Name:	Eric Hagen
	Title:	President and Chief Executive Officer

 3